UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 26, 2024
CALIBERCOS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)
(480) 295-7600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2024, CaliberCos Inc. (the “Company”) filed a Certificate of Designations, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Company’s Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Stock”). The Series A Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary and mandatory conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Certificate of Designation. The following is a summary description of the terms and the general effect of the issuance of the shares of Series A Preferred Stock on the Company’s other classes of registered securities. There are seven hundred fifty thousand (750,000) shares of the Series A Preferred Stock designated.

Stated Value. Each share of Series A Preferred Stock has an initial stated value of $20.00, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series A Preferred Stock (the “Stated Value”).

Dividends. The holders of the shares of Series A Preferred Stock will be entitled to receive a twelve percent (12%) annual, non-cumulative dividend payable annually, at the Company’s option, (i) in cash or (ii) in shares of the Company’s Class A common stock, par value $0.001 (“Class A Common Stock”), at a price per share of Class A Common Stock equal to the lower of (A) the average closing price of Class A Common Stock as quoted on the principal trading market, if any, in which the shares of Class A Common Stock then trade (“Principal Market”) for the five trading days immediately preceding the date of issuance, or (B) the closing price of the Class A Common Stock as quoted on the Principal Market on the trading day prior to the date of issuance, but in no event less than $1.00 per share.

Optional Conversion. At any time and from time to time, a holder of the shares of Series A Preferred Stock may, at its option, convert (i) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “First Tranche Convertible Shares”) at a rate equal to the Stated Value divided by $0.5114 (the “First Tranche Conversion Rate”), (ii) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “Second Tranche Convertible Shares”) at a rate equal to the Stated Value divided by $0.7671 (the “Second Tranche Conversion Rate”), (iii) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “Third Tranche Convertible Shares”) at a rate equal to the Stated Value divided by $1.0228 (the “Third Tranche Conversion Rate”), and (iv) up to twenty-five percent (25%) of the holder’s total shares of Series A Preferred Stock (the “Fourth Tranche Convertible Shares”) at a rate equal to the Stated Value divided by $1.2785 (the “Fourth Tranche Conversion Rate”).

Mandatory Conversion. The shares of Series A Preferred Stock will mandatorily convert into shares of Class A Common Stock as follows:

i.On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than $0.5114 for twenty (20) of thirty (30) consecutive trading days, all of the First Tranche Convertible Shares shall convert at the First Tranche Conversion Rate;

i.On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than the $0.7671 for twenty (20) of thirty (30) consecutive trading days, all the Second Tranche Convertible Shares shall convert at the Second Tranche Conversion Rate;

i.On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than $1.0228 for twenty (20) of thirty (30) consecutive trading days the Third Tranche Convertible Shares shall convert at the Third Tranche Conversion Rate; and

i.On the first trading day following the first date on which the closing price of the Class A Common Stock on the Principal Market is 200% higher than the $1.2785 for twenty (20) of thirty (30) consecutive trading days the Fourth Tranche Convertible Shares shall convert at the Fourth Tranche Conversion Rate.

Voting. Except as provided in the Certificate of Designation or under Delaware law, the holders of shares of the Series A Preferred Stock do not have voting rights.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series A Preferred Stock then outstanding will be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount will be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Stock.

Ranking. The Series A Preferred Stock ranks senior to the Company’s Class A Common Stock and Class B common stock, par value $0.001, with respect to the preferences provided for in the Certificate of Designation as to distributions and payments upon the liquidation, dissolution and winding up of the Company.

Redemption. The Company has the right redeem the outstanding shares of the Series A Preferred Stock at an amount equal to the Liquidation Preference, provided that the holders of Series A Preferred Stock are granted thirty (30) calendar days to first exercise their conversion rights. “Liquidation Preference” means, with respect to each outstanding share of Series A Preferred Stock, the sum of: (i) the amount of all accrued but unpaid dividends on such share; plus (ii) the product of the Stated Value multiplied by 120%.

Amendments. The Certificate of Designation may be amended by obtaining the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designation, Preferences and Rights relating to the Series A Convertible Preferred Stock, dated November 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: December 3, 2024

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer